UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2018

Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

405 FIFTH STREET

AMES, IOWA 50010

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (515) 232-6251

NOT APPLICABLE

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Thomas H. Pohlman has announced his retirement as President and Chief Executive Officer (“CEO”) of Ames National Corporation (the “Company”) effective June 29, 2018. Mr. Pohlman will continue to serve as the Chairman of the Board of Directors of the Company.

John P. Nelson (age 51) currently serving as Chief Financial Officer (“CFO”), Executive Vice President, Chief Operating Officer, Secretary and director of the Company, will continue as a director of the Company and assume the role of President and CEO of the Company effective June 29, 2018. Mr. Nelson has served as CFO for the Company since 1999 and as director since 2013. Mr. Nelson was a commissioned bank examiner for the Federal Deposit Insurance Corporation prior to joining the Company as Auditor in 1993 and brings a high level of qualification with respect to banking, accounting and regulatory matters.

John L. Pierschbacher (age 58) currently serving as Controller of the Company, will assume the role of CFO and Secretary of the Company effective June 29, 2018. Mr. Pierschbacher has served as Controller for the Company since 2008. Prior to joining the Company, Mr. Pierschbacher served as a director with RSM US LLP, formerly known as McGladrey & Pullen, LLP, for thirteen years and as CFO of a publicly traded bank holding company in Iowa for twelve years.

Item 8.01 Other Events

On February 14, 2018, the Company announced the declaration of two cash dividends. A copy of the press release dated February 15, 2018 is attached as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(d)     The following exhibit is furnished as part of this Report.

               Exhibit No.                        Description

               99.1                             News Release dated February 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: February 15, 2018	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)